UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INPIXON

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 2, 2023, Inpixon (the “Company”) determined to postpone the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”) from the previously scheduled date of Thursday, August 3, 2023. The postponement is intended to provide additional time to the Company’s stockholders to consider and vote on the proposals to be acted upon at the Special Meeting.

The Special Meeting will now be held on Friday, September 8, 2023, at 10:00 a.m., Pacific Time. The Special Meeting will still be completely virtual, the record date for the Special Meeting remains June 21, 2023, and there is no change to the purpose of the Special Meeting or any of the proposals to be acted upon at the Special Meeting. The live audio webcast for the Special Meeting will be available by visiting www.virtualshareholdermeeting.com/INPX2023.